UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

March 28, 2024
Date of Report (Date of earliest event reported)

CervoMed Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 28, 2024, CervoMed Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of an aggregate of 2,532,285 units (the “Units”), each Unit comprised of (i) (A) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) or (B) one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrants”), and, in each case, (ii) one warrant to purchase one share of Common Stock (each, a “Series A Warrant”)(the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Series A Warrants, the “Warrant Shares”). A Unit comprised of one share of Common Stock and one Series A Warrant shall have a purchase price of $19.745 and a Unit comprised of one Pre-Funded Warrant and one Series A Warrant shall have a purchase price of $19.744.

The gross proceeds for the Private Placement are expected to be approximately $50 million, before deducting offering fees and expenses, and up to an additional approximately $99.4 million in gross proceeds if the Series A warrants are fully exercised for cash. The Private Placement is expected to close on April 1, 2024, subject to customary closing conditions. The Private Placement is being conducted in accordance with applicable Nasdaq rules.

Morgan Stanley and Canaccord Genuity acted as placement agents (together, the “Placement Agents”) for the Private Placement. The Placement Agents are entitled to receive a portion of a combined fee equal to approximately 6% of the aggregate gross proceeds from the securities sold in the Private Placement, plus the reimbursement of certain expenses.

The Company expects to use the net proceeds from the Private Placement to fund research and development of its clinical-stage product candidate, neflamapimod, working capital and general corporate purposes. The Company estimates, based on its current operating plan, that the upfront, net proceeds from the Private Placement, together with its current cash and cash equivalents, will be sufficient to fund its operations through the end of 2025.

Each Pre-Funded Warrant will have an exercise price of $0.001 per Warrant Share, will be immediately exercisable on the date of issuance and will not expire. Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any portion of any Pre-Funded Warrant, and a holder will not have the right to exercise any portion of any Pre-Funded Warrant, which, upon giving effect to such exercise, would cause a holder (together with its affiliates) to own more than a specified beneficial ownership limitation of either 4.99% or 9.99% (as selected by such holder prior to the issuance of the Pre-Funded Warrant) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company.

The Series A Warrants shall have an exercise price equal to $39.24 per Warrant Share, representing a 100% premium to the price of last sale, will be exercisable immediately and will expire at the earlier of (i) April 1, 2027 or (ii) 180 days after the date that the Company makes a public announcement of positive top-line data from the Company’s Phase 2b RewinD-LB clinical trial evaluating neflamapimod for treatment of patients with dementia with Lewy bodies. Under the terms of the Series A Warrants, the Company may not effect the exercise of any portion of any Series A Warrant, and a holder will not have the right to exercise any portion of any Series A Warrant, which, upon giving effect to such exercise, would cause a holder (together with its affiliates) to own more than a specified beneficial ownership limitation of either 4.99% or 9.99% (as selected by such holder prior to the issuance of the Series A Warrant) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company.

The exercise price and the number of Warrant Shares will be subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

In the event of certain fundamental transactions (as described in the Pre-Funded Warrants), a holder of Pre-Funded Warrants or Series A Warrants, respectively, will have the right to receive, upon exercise of the Pre-Funded Warrants or Series A Warrants, respectively, the same amount and kind of securities, cash or property that such holder would have received had they exercised in full the Pre-Funded Warrants or Series A Warrants, respectively, immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants or Series A Warrants, respectively.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 60 days after the closing of the Private Placement (subject to certain exceptions) for purposes of registering the resale of the shares of Common Stock and the Warrant Shares, to use its reasonable best efforts to have such registration statement declared effective within the time period set forth in the Purchase Agreement, and to keep such registration statement effective until the earliest of (i) the time as all of the shares of Common Stock and Warrant Shares purchased by the Purchasers pursuant to the terms of the Purchase Agreement have been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by the registration statement, (ii) such time as such shares of Common Stock or Warrant Shares are sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise, is removed by the Company, or (iii) such time as the shares of Common Stock and Warrant Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchasers represented that they were institutional accredited investors within the meaning of rules promulgated under the Securities Act and were acquiring the securities for investment only and with no present intention of distributing any of such securities or any arrangement or understanding regarding the distribution thereof. The securities were offered without any general solicitation by the Company or its representatives. The securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing descriptions of the Purchase Agreement, Pre-Funded Warrant, and Series A Warrant do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, form of Pre-Funded Warrant, and form of Series A Warrant, which are filed as Exhibit 10.1, Exhibit 4.1, and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure

On March 28, 2024, the Company issued a press release announcing that it has entered into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
10.1	Securities Purchase Agreement, dated March 28, 2024, by and between CervoMed Inc. and each of the purchasers party thereto
99.1	Press Release issued March 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2024	CervoMed Inc.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	General Counsel

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